                                                                    Exhibit 2.2


                                    FORM OF

                           RECAPITALIZATION AGREEMENT


         THIS RECAPITALIZATION AGREEMENT (this "Agreement") is made as of the _______ day of _______________, 1996, by and between EMPLOYERS SELF INSURERS TRUST, a self-insurance trust existing pursuant to Section 624.4621 of the Florida Statutes ("ESIF"), and SUMMIT HOLDING SOUTHEAST, INC., a Florida corporation (the "Holding Company").

         WHEREAS, the Board of Trustees of ESIF (the "Trustees") has determined that it is in the best interests of ESIF and its member policyholders (the "Members") for ESIF to convert to an assessable mutual insurance company (the "Mutual Company") and then to a stock insurance company (the "Stock Company"); and

         WHEREAS, the Trustees have also determined that it is in the best interests of ESIF and the Members for the Stock Company to be wholly owned by the Holding Company, and for the Members to receive in return for their membership interests in the Mutual Company consideration in the form of preferred stock and subscription rights to purchase common stock of the Holding Company; and

         WHEREAS, the Trustees have adopted an Amended Plan of Conversion and Recapitalization dated _____________, 1996 (the "Plan"), setting forth the terms and conditions of the above-described transactions (the "Conversion"); and

         WHEREAS, the parties contemplate that this Agreement will be filed with the Florida Department of Insurance (the "Department") as an exhibit to the Plan, but that this Agreement will not be effective unless and until the Plan is approved by the Department and other conditions are satisfied, as further described below; and

         WHEREAS, any capitalized term used but not defined herein shall have the meaning set forth in the Plan;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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                                   ARTICLE 1
                              THE RECAPITALIZATION

         1.1 Issuance of Stock Company Shares. On the Effective Date, the Stock Company shall issue to the Holding Company 15,000 shares of the common stock, $100 par value per share, of the Stock Company, which will constitute all of the authorized shares of common stock of the Stock Company on the Effective Date (the "Shares").

         1.2 Consideration. As consideration for the Shares, the Holding Company shall, upon the Effective Date:

         (a) issue and deliver to certain of the Members the number of shares of Preferred Stock that is to be allocated to "Eligible Policyholders" pursuant to the allocation of policyholder consideration set forth in Section
7.1 of the Plan; and

         (b) issue and deliver to certain of the Members the Subscription Rights that are to be allocated to Eligible Policyholders pursuant to Section
7.2 of the Plan;

         (c) contribute to the capital of ESIF cash in an amount at least equal to the funds required for the Financing, as defined in Section 1.8 of the Plan.

         1.3 Closing. The closing of the transactions contemplated hereby (the "Closing") shall occur on the Effective Date, simultaneously with the closing of the transactions contemplated by the Plan. The Closing shall take place at such place and at such time as the parties shall mutually agree.


                                   ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF ESIF

         ESIF hereby represents and warrants to the Holding Company, as of the date hereof and as of the Effective Date, as follows:

         2.1 Organization and Authority. ESIF is a Group Self-Insurance Fund organized under Florida Statutes Section 624.4621 (formerly Florida Statutes Section 440.57), and is authorized pursuant to Florida Statutes
Section 624.4621 to operate as a Group Self-Insurance Fund. ESIF has the requisite power and authority to own or lease its assets as now owned or leased, and to execute and deliver this Agreement and, subject to the required approvals of the Voting Policyholders and the Department and the other consents expressly contemplated hereby, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by ESIF of its obligations under this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of ESIF. This Agreement has been duly and validly executed and delivered by ESIF and constitutes ESIF's valid and binding obligation, enforceable against ESIF in accordance with its terms.




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         2.2     No Violation of Applicable Laws or Agreements.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by ESIF will not, (a) violate or conflict with any provision of ESIF's Constitution; (b) violate, conflict with or result in the breach or termination of, or otherwise give any contracting party (which has not consented to such execution, delivery and consummation) the right to change the terms of, or to terminate or accelerate the maturity of, or constitute a default under the terms of, any indenture, mortgage, loan or credit agreement or any other material agreement or instrument to which ESIF is a party or by which any of its assets may be bound or affected; (c) violate any Applicable Law, other than any such conflicts, breaches, terminations, accelerations, defaults or violations that would not, individually or in the aggregate, have a material adverse effect on ESIF.

         2.3 Capitalization and Ownership. On the Effective Date, the authorized capital stock of the Stock Company will consist of 15,000 shares of common stock, $100 par value per share, of which all 15,000 shares will be issued and outstanding and will comprise the Shares. Upon issuance of the Shares against delivery by Holding Company of the consideration described in
Section 1.2 above, all of such Shares shall be duly authorized, validly issued, fully paid and nonassessable. Upon the Effective Date, there will not exist any outstanding options, warrants, rights, agreements, calls, commitments or demands of any character relating to the capital stock of the Stock Company or any securities convertible into or exchangeable for any of such capital stock.

         2.4 No Litigation. Except as described in writing to the Holding Company, there are no suits, actions or legal or administrative proceedings pending, or to the knowledge of ESIF, threatened, which individually or in the aggregate, if adversely determined, might materially and adversely affect the financial condition or properties of ESIF or the conduct of its business or which challenge any of the transactions contemplated hereby.


                                   ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY

         The Holding Company hereby represents and warrants to ESIF, as of the date hereof and as of the Effective Date, as follows:

         3.1 Organization. The Holding Company is a corporation, duly organized and validly existing under the laws of the State of Florida. The Holding Company has the requisite power and authority to own or lease its assets and to transact its business as the same are now owned or leased and as such business is transacted, and to execute and deliver this Agreement and, subject to the required approvals of the Voting Policyholders and the Department, and the other consents expressly contemplated hereby, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Holding Company of its obligations under this



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Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Holding Company. This Agreement has been duly and validly executed and delivered by the Holding Company and constitutes the valid and binding obligation of the Holding Company, enforceable against the Holding Company in accordance with its terms.

         3.2 No Violation of Applicable Laws or Agreements. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by the Holding Company will not, (a) violate or conflict with any provision of the certificate of incorporation or bylaws of the Holding Company; (b) violate, conflict with or result in the breach or termination of, or otherwise give any contracting party (which has not consented to such execution, delivery and consummation) the right to change the terms of, or to terminate or accelerate the maturity of, or constitute a default under the terms of, any indenture, mortgage, loan or credit agreement or any other material agreement or instrument to which the Holding Company is a party or by which any of its assets may be bound or affected; (c) violate any Applicable Law, other than any such conflicts, breaches, terminations, accelerations, defaults or violations that would not, individually or in the aggregate, have a material adverse effect on the Holding Company.

         3.3 Capitalization and Ownership. The Holding Company's authorized capital stock consists of (a) 20,000,000 shares of Common Stock, of which 7 shares are currently issued and outstanding, and (b) 5,000,000 shares of preferred stock, of which 1,646,000 shares have been designated as Series A Preferred Stock, none of which are issued and outstanding prior to the issuance of the Preferred Stock pursuant to this Agreement. The currently issued and outstanding Common Stock is, and the Common Stock and Preferred Stock upon its issuance pursuant to the Plan will be, duly authorized, validly issued, fully paid and nonassessable. Except for the Subscription Rights that the Holding Company will issue as described in Section 1.2(b) above, and except for 500,000 shares of Common Stock reserved in the aggregate for issuance upon exercise of options granted under the Holding Company's 1996 Long-Term Incentive Plan and 45,000 shares of Common Stock reserved in the aggregate for issuance in connection with the Summit Consulting, Inc. Retirement (401(k)) Plan, there do not exist any outstanding options, warrants, rights, agreements, calls, commitments or demands of any character relating to the capital stock of the Holding Company or any securities convertible into or exchangeable for any of such capital stock.

         3.4 No Litigation. Except as described in writing to ESIF, there are no suits, actions or legal or administrative proceedings pending, or to the knowledge of the Holding Company, threatened, which challenge any of the transactions contemplated hereby.

         3.5 Investment Intent. The Holding Company is acquiring the Shares for investment for its own account and not with a view to, or for offer or sale in connection with, any public distribution thereof.




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                                   ARTICLE 4
                         TRANSACTIONS PRIOR TO CLOSING

         4.1 Operations in the Usual Manner. From and after the date hereof and until the earlier of Closing or this Agreement is terminated in accordance with its terms, except as otherwise provided herein, ESIF will:

                 (a) continue to conduct its business in the ordinary course; and

                 (b) use all reasonable efforts to preserve its assets and properties, to preserve good relations with its policyholders, and to retain the services of its key employees, agents, consultants and suppliers.

         4.2 Antitrust Notification. The Holding Company and ESIF shall each promptly file all notices and other documentation that may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and each party shall use all commercially reasonable efforts to obtain any approvals and consents that may be required under the HSR Act.

         4.3 Plan of Conversion and Recapitalization. The Trustees shall take all actions required by the Department and otherwise use all commercially reasonable efforts to cause the Department to approve the Plan. ESIF and the Holding Company will deliver to the Eligible Policyholders a joint proxy statement and prospectus (the "Prospectus"), pursuant to which the Eligible Policyholders will be asked to vote on the Conversion and other matters set forth in the Plan, as soon as practicable after the Plan is approved by the Department and the Prospectus is approved by the Department and by the Securities and Exchange Commission. In addition, pursuant to the Prospectus, the Holding Company will issue and sell the Preferred Stock as described in the Plan, and it will offer for sale its Common Stock pursuant to the Subscription Offering and the Public Offering as described in the Plan.

         4.4 Other Efforts to Close. In addition to other actions required by the other covenants contained herein, each of the parties hereto agrees to use all commercially reasonable efforts to take, or to cause to be taken, all reasonable actions and to do, or to cause to be done, all reasonable things necessary, proper or advisable under applicable laws to consummate the transactions contemplated by this Agreement. None of the parties hereto will take or permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations contained herein to be or become untrue.

         4.5 Expenses. If Closing occurs, each party shall bear its own expenses, including, without limitation, the fees and expenses of its own counsel, accountants, financial consultants and other advisers. If Closing does not occur for any reason other than a breach hereof by the Holding Company, all costs and expenses incurred by the



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Holding Company and ESIF in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the incorporation activities of the Holding Company and the filings under the HSR Act, shall be paid by ESIF.

         4.6 Notification of Changes Affecting Representations or of Failure to Observe Covenants. Each of the parties covenants and agrees to advise the other promptly in writing prior to the Effective Date as to the existence of any fact or condition known to it which would make its representations and warranties incorrect or as to its failure to observe, perform or comply with, in any material fashion, any covenant on its part contained in this Agreement.


                                   ARTICLE 5
                              CONDITIONS PRECEDENT

         5.1 Conditions to the Obligations of ESIF. The obligations of ESIF to proceed with the Closing under this Agreement are subject to the fulfillment prior to or upon the Effective Date of the following conditions (any one or more of which may be waived in whole or in part by ESIF at ESIF's option):

                 (a) Bringdown of Representations and Warranties. The representations and warranties of the Holding Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and ESIF shall have received a certificate to such effect signed by an authorized officer of the Holding Company.

                 (b) Performance and Compliance. The Holding Company shall have performed in all material respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it prior to or upon the Effective Date, and ESIF shall have received a certificate to such effect signed by an authorized officer of the Holding Company.

                 (c) HSR Act. The applicable waiting period under the HSR Act (and any extension thereof) shall have expired or been terminated, if a filing under the HSR Act is required by applicable law.

                 (d) Regulatory and Member Approval. The Florida Department and the Voting Policyholders shall have approved the Plan and all transactions contemplated thereby or in connection therewith, and the Plan shall have become effective.

                 (e) No Litigation. No order of any court or administrative agency shall be in effect which enjoins or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any governmental authority reasonably likely to enjoin or



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         prohibit any of the transactions contemplated by this Agreement or seeking significant monetary relief by reason of the consummation of such transactions.

                 (f) Certified Copies of Resolutions. The Holding Company shall have delivered to ESIF copies, certified by the duly qualified and acting Secretary or Assistant Secretary of the Holding Company, of resolutions adopted by the Board of Directors of the Holding Company approving this Agreement and the consummation of the transactions contemplated hereby.

                 (g) Catastrophic Events. There shall not have occurred and be continuing: (i) any outbreak of war directly or indirectly involving the United States, (ii) any banking moratorium or suspension of payments in respect of banking in the United States, or (iii) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange.


         5.2 Conditions to the Obligations of the Holding Company. The obligations of the Holding Company to proceed with the Closing under this Agreement are subject to the fulfillment prior to or upon the Effective Date of the following conditions (any one or more of which may be waived in whole or in part by the Holding Company at the Holding Company's option):

                 (a) Bringdown of Representations and Warranties. The representations and warranties of ESIF contained in this Agreement shall be true and correct in all material respects on and as of the Effective Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and the Holding Company shall have received a certificate to such effect signed by an authorized officer of ESIF.

                 (b) Performance and Compliance. ESIF shall have performed in all material respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it prior to or upon the Effective Date, and the Holding Company shall have received a certificate to such effect signed by an authorized officer of ESIF.

                 (c) HSR Act. The applicable waiting period under the HSR Act (and any extension thereof) shall have expired or been terminated, if a filing under the HSR Act is required by applicable law.

                 (d) Regulatory and Member Approval. The Florida Department and the Voting Policyholders shall have approved the Plan and all transactions contemplated thereby or in connection therewith, and the Plan shall have become effective.

                 (e) No Litigation. No order of any court or administrative agency shall be in effect which enjoins or prohibits the transactions contemplated hereby or



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         which would limit or materially adversely affect the Holding Company's ownership or control of the Stock Company or the business of the Holding Company and its subsidiaries, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any governmental authority (i) reasonably likely to enjoin or prohibit any of the transactions contemplated by this Agreement or seeking significant monetary relief by reason of the consummation of such transactions or (ii) which might have a material adverse effect on the future conduct of the business of the Holding Company and its subsidiaries.

                 (f) Certified Copies of Resolutions. ESIF and the Stock Company shall have delivered to the Holding Company copies, certified by the duly qualified and acting Secretary or Assistant Secretary of ESIF and the Stock Company, respectively, of resolutions adopted by the Trustees of ESIF and the Board of Directors of the Stock Company approving this Agreement and the consummation of the transactions contemplated hereby.

                 (g) Catastrophic Events. There shall not have occurred and be continuing: (i) any outbreak of war directly or indirectly involving the United States, (ii) any banking moratorium or suspension of payments in respect of banking in the United States, or (iii) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange.


                                   ARTICLE 6
                            TERMINATION OF AGREEMENT

         6.1 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to Closing as follows:

                 (a) by mutual consent of the Trustees of ESIF and the Board of Directors of the Holding Company; or

                 (b) by either ESIF or the Holding Company if the Closing shall not have occurred within one year from the date that the order of the Department approving the Plan becomes effective; provided that such period may be extended for up to an additional six months if requested by the Trustees or for such longer period as the Department may approve.

         6.2 Effect of Termination. In the event of termination of this Agreement by either ESIF or the Holding Company, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of any party or any party's officers, directors or trustees, except for liabilities arising from a breach of this Agreement prior to such termination; provided, however, that the obligations of the Holding Company pursuant to
Article VII shall survive termination of this Agreement.




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                                   ARTICLE 7
                                INDEMNIFICATION

         7.1 Indemnification by the Holding Company. If the Closing occurs, the Holding Company agrees to indemnify, to the extent permitted by law, the present officers and Trustees of ESIF (the "Indemnified Persons") against any and all losses, claims, liabilities, obligations, damages or deficiencies (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing, defending or settling any litigation or proceeding, commenced or threatened) (collectively "Damages") to which they, or any of them, may become subject insofar as such Damages arise directly out of this Agreement or the transactions contemplated herein or the solicitation of proxies from Voting Policyholders; provided, however, that such indemnification shall be effective only after all other sources of indemnification have been exhausted without fully indemnifying the Indemnified Persons from any and all such Damages; and provided, further, that such indemnification shall be subject to the limitations set forth in the following paragraphs:

                 (a) In no case will the Holding Company indemnify against any liability (other than any investigation, attorneys' fees, legal and other expenses reasonably incurred in connection with any action, suit or proceeding or any claim asserted) resulting from any final and binding judgment of a court with jurisdiction of the matter and from which no further appeal can be taken, determining that such persons did not act in good faith and in a manner they reasonably believed to be in the best interests of ESIF; or such persons had reasonable cause to believe their conduct was unlawful; or such persons are liable for intentional misconduct in the performance of their duties for ESIF.

                 (b) The Holding Company shall not provide any indemnification pursuant to this Article 7 with respect to any action of the Indemnified Persons occurring after the Closing; provided, however, that such Indemnified Persons, to the extent they are officers or directors of the Holding Company or any of its subsidiaries after the Closing, may be entitled to indemnification pursuant to and in accordance with the Holding Company's Bylaws.

                 (c) The rights of indemnification provided for herein shall not cease by reason of the resignation from or other cessation of service for ESIF by any Indemnified Person whether prior to or after the Closing. The rights of indemnification provided for herein shall inure to the benefit of the heirs and legal representatives of the Indemnified Persons.

         7.2 Indemnification Procedures. Any Indemnified Person who proposes to assert the right to indemnification under this Article 7 shall, promptly after receipt of a claim or a notice of commencement of any action, suit or proceeding against such person in respect of which a claim is to be made against the Holding Company under this Article 7, notify the Holding Company of the claim or the commencement of such action, suit or proceeding, enclosing a copy of all papers received by or served upon such person, but the




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failure to so notify the Holding Company shall not relieve the Holding Company from its indemnification obligations hereunder except to the extent that the Holding Company is prejudiced by such failure of notification. The Holding Company shall be entitled to participate at its own expense in the defense of any such claim, action, suit or proceeding (any "Action") or if it so elects within a reasonable time after receipt of notice of any such Action, jointly with any other indemnifying party, assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person, and after notice from the Holding Company to the Indemnified Person of its election to so assume the defense thereof, the Holding Company shall not be liable to the Indemnified Person for the fees and expenses of any additional legal counsel thereafter retained by the Indemnified Person, except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Person in connection with the defense thereof. In the event that the Holding Company assumes the defense of any such Action, the Indemnified Person shall have the right to employ its own counsel in any such Action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such additional counsel by such Indemnified Person has been authorized in writing by the Holding Company, (ii) the Indemnified Person shall have reasonably concluded that there may be a conflict of interest between the Holding Company and the Indemnified Person in the conduct of the defense of such Action (in which case the Holding Company shall not have the right to direct the defense of such Action on behalf of the Indemnified Person), or (iii) the Holding Company shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the fees and expenses of counsel shall be at the expense of the Holding Company. The Holding Company shall not be liable for any settlement of any Action effected without its prior written consent.


                                   ARTICLE 8
                                 MISCELLANEOUS

         8.1     Information and Confidentiality.

                 (a) Information. From the date hereof to the Effective Date, ESIF agrees to furnish to the Holding Company and its authorized representatives full access during normal business hours to the properties, books, records and personnel of ESIF as the Holding Company may from time to time reasonably request.

                 (b) Confidentiality. Each party shall hold in strict confidence all documents and information furnished in connection with consummation of the transactions contemplated hereby which are of a confidential nature.

         8.2 Nature and Survival of Representations. The representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing and shall not merge in the performance of any obligation by any party hereto.




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         8.3     Amendment.  This Agreement may not be amended or modified
without the prior written consent of both parties.

         8.4 Waiver. Failure to insist upon strict compliance with any of the terms or conditions of this Agreement at any one time shall not be deemed a waiver of such term or condition at any other time; nor shall any waiver or relinquishment of any right or power granted herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.

         8.5 Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties, the parties expressly agree that this Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Florida, without regard for its conflict of laws doctrine.

         8.6 Notices. Any notice or other communication to be given hereunder shall be in writing and shall be deemed sufficient when (i) mailed by United States certified mail, return receipt requested, (ii) mailed by overnight express mail, (iii) sent by facsimile or telecopy machine, followed by confirmation mailed by first-class mail or overnight express mail, or (iv) delivered in person, at the address set forth below, or such other address as a party may provide to the other in accordance with the procedure for notices set forth in this Section:

                 If to ESIF:

                 Employers Self Insurance Fund
                 2310 A-Z Park Road
                 Lakeland, Florida 33801
                 Attn:  Greg C. Branch, Chairman
                 Telephone:  941-665-6060
                 Telecopy:  941-665-2926

                 If to the Holding Company:

                 Summit Holding Southeast, Inc.
                 2310 A-Z Park Road
                 Lakeland, Florida 33801
                 Attn:  William B. Bull, President and CEO
                 Telephone:  941-665-6060
                 Telecopy:  941-665-2926

         8.7 Invalid Provision. If any provision of this Agreement shall be determined by any court of competent jurisdiction or the Department to be invalid or unenforceable, this Agreement shall be deemed amended to delete such provision and the remainder of this Agreement shall be enforceable by its terms.




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         8.8     Assignment.  This Agreement may not be assigned or delegated by any party without the prior written consent of all other parties, which consent shall not be unreasonably withheld or delayed.

         8.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         8.10 Further Assurances. Each party agrees to execute and deliver all such further instruments and do all such further acts as may be reasonably necessary or appropriate to effectuate this Agreement.

         8.11 Headings. Headings and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision.

         8.12 Person and Gender. The masculine gender shall include the feminine and neuter genders and the singular shall include the plural.

         8.13 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to matters set forth in this Agreement and supersedes any prior understanding or agreement, oral or written, with respect to such matters.

         8.14 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto, any legal or equitable rights hereunder.

         8.15 Effect of Conversion. Upon the effectiveness of the Conversion, all the representations, warranties, covenants, undertakings and other commitments of ESIF contained herein shall be deemed to be representations, warranties, covenants, undertakings and commitments of the Stock Company, to the same extent as if made by the Stock Company.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                          EMPLOYERS SELF INSURERS FUND
Witness:

                                          By:
-----------------------------------           --------------------------------
                                                      Greg C. Branch
                                                  Chairman, Board of Trustees



                                          SUMMIT HOLDING SOUTHEAST, INC.
Attest:

                                          By:
-----------------------------------           --------------------------------
Secretary                                          William B. Bull
                                           President and Chief Executive Officer





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